MOORE STEPHENS ELLIS FOSTER LTD.
 CHARTERED ACCOUNTANTS

1650 West 1st Avenue
Vancouver, BC Canada V6J 1G1
Telephone: (604) 734-1112 Facsimile: (604) 714-5916
Website: www.ellisfoster.com

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 7, 2004 in Amendment No. 2 to Form SB-2 on Form S-1 and the related Prospectus of MIV Therapeutics, Inc. and subsidiaries (the "Company") for the registration of up to 38,654,000 shares of the Company's common stock.

Vancouver, Canada                                               /s/ "Moore Stephens Ellis Foster Ltd."
November 30, 2007                                                        Chartered Accountants

MS An independently owned and operated member of Moore Stephens North America, Inc. Members in principal cities throughout North America. Moore Stephens North America, Inc. is a member of Moore Stephens International Limited, members in principal cities throughout the world.